Exhibit 10.31

CONVERTIBLE PROMISSORY NOTE

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION FROM SUCH REGISTRATION.

RECITALS

WHEREAS, The Glimpse Group, Inc. (the “Borrower”) is seeking additional financial sources, primarily in order to bridge operating cash flow timing gaps; and

WHEREAS, the Lender (the “Lender”) is willing to loan the funds set forth herein to the Borrower, subject to the conditions specified herein; and

WHEREAS, this Note is part of a larger investment round (the “Convertible Note Round”) comprised of numerous lenders (the “Lenders”);

NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants and agreements contained in this Agreement and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.	The Lender Loan.

On the basis of the representations, warranties, covenants and agreements contained in this agreement, and subject to the terms and conditions of herein, the Lender agrees to lend to the Borrower on December 1, 2019 (the “Closing Date”) $ in principal amount (the “Principal Amount”) against the issuance and delivery by the Borrower of a convertible promissory note in such amount (the “Note”).

2.	Interest.

This Note shall bear interest at the rate of ten (10%) percent per annum on any outstanding and non-converted Principal Amount, computed on a 360 days per year basis and paid by Borrower to Lender as follows:

(i)	January 1, 2020 – December 1, 2021: Interest shall be paid monthly to Lender in the Borrower’s Common Stock (“Payment in Kind”, “PIK”).

(ii)	January 1, 2022 – December 1, 2022: Interest paid monthly in PIK, unless Lender notifies the Borrower five (5) business days in advance and in writing (including in email form) selecting monthly interest payment in Cash.

(iii)	PIK shall be calculated at a fixed price of $4.50 per share (“PIK Price per Share”). During the Term of the Note, PIK Price per Share shall be adjusted for any Borrower share splits, recapitalizations, combination, share dividends and the like.

3.	Maturity; PrePayment; Amortization

(i)	Subject to Section 4 (Conversion), the outstanding Principal Amount, together with all accrued and unpaid interest thereon, shall be payable in full by December 1, 2022 (the “Maturity Date”, “Term”).

(ii)	The Principal Amount outstanding under this Note, or any accrued and unpaid interest thereon, may be prepaid at any time prior to the Maturity Date at the sole option of the Borrower (the “PrePayment”); provided that, any permitted prepayment hereunder shall be applied: (a) first, to pay or reimburse to Lender any amounts relating to the enforcement of this Note payable to Lender pursuant to Section 6; (b) second, to pay to Lender any then accrued and unpaid cash interest hereunder; and (c) thereafter, to pay to Lender any then outstanding portion of the outstanding Principal Amount hereunder.

1

(iii)	Unless this Note is converted pursuant to Section 4, all payments under or pursuant to this Note shall be made in United States Dollars by check or wire transfer to Lender at such address or account as Lender may designate in writing (including in email form).

(iv)	Borrower shall notify Lender in writing at least ten (10) business days in advance of a PrePayment event. During this period, Lender shall have the option to convert any outstanding Principal Amount, as per Section 4. For clarification, in the case of a PrePayment, Lender shall retain any Borrower equity issued to it prior to PrePayment.

(v)	Any outstanding Principal Amount on December 1, 2021 shall amortize in twelve (12) equal monthly cash payments (the “Amortization”) commencing January 1, 2022 (i.e. Month 25 from the Closing Date) through the Maturity Date (the “Amortization Period”), so that no Principal Amount will be outstanding at the Maturity Date. During the Amortization Period, Lender shall retain its conversion rights as per Section 4, on any outstanding Principal Amount.

4.	Conversion.

(i)	Lender may elect to convert any outstanding Principal Amount into Borrower’s Common Shares (the “Conversion”), at any time and at its sole discretion, at a fixed conversion price of $4.50 per share (the “Conversion Price”). Any Conversion election by a Borrower will be made in writing (including email form) to the Borrower at least five (5) business days prior to the conversion event.
(ii)	During the Term of the Note, Conversion Price per Share shall be adjusted for any Borrower share splits, recapitalizations, combination, share dividends and the like.

5.	Equity Issuance.

(i)	In addition to PIK, upon the Lender’s funding of the Note, Lender shall be issued 0.0334 Common Shares of the Borrower for each dollar of Principal Amount on the Closing Date. To illustrate, $100,000 in Principal Amount of the Closing Date would be issued 3,334 Common Shares of the Borrower ($15,000 value at $4.50/share).

6.	Events of Default.

In the case of the happening of any of the following events (each, an “Event of Default”):

(i)	Borrower shall fail to make payment of principal or interest on this Note within ten (10) business days from the required payment date; or

(ii)	Borrower shall materially breach any provision of this Note and such breach shall have not been cured within thirty (30) days after written notice thereof to Borrower from Lender; or

(iii)	(a) Borrower shall become insolvent within the meaning of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction (collectively, “Bankruptcy Law”), as determined by a court of competent jurisdiction, (b) the Borrower makes an assignment for the benefit of creditors, liquidates, dissolves, winds down its business or agrees to or adopts or approves any plan or action to liquidate, dissolve or wind down its business, or (iii) if any case under any provision of Bankruptcy Law, including provisions for reorganizations, shall be commenced by or against the Borrower or any of its subsidiaries and not dismissed within ninety (90) days after such commencement; or

2

(iv)	a receiver, liquidator, assignee, trustee or custodian shall be appointed for the Borrower for all or any material portion of the assets of Borrower and the same shall not have been discharged within ninety (90) days; or

(v)	a liquidation or winding-up of Borrower;

(vi)	THEN, all amounts payable by the Borrower to Lender under this Note shall become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived hereby. The rights given hereunder are cumulative with all of the other rights and remedies of Lender under this Note or any other agreement, by operation of law or otherwise.

(vii)	Should the indebtedness represented by this Note, or any part thereof, be collected in law or in equity or in bankruptcy, receivership or other court proceedings, or this Note be placed in the hands of attorneys for collection after default, or should Borrower request any modification of this Note, Borrower agrees to pay, in addition to the principal, interest and other amounts due and payable hereon and hereunder, all costs and expenses incurred in connection with such collection, or modification, as applicable, including, without limitation, attorneys’ and collection fees.

(viii)	Borrower hereby waives, to the fullest extent permitted by law, diligence, presentment, demand for payment, protest, notice of dishonor and any and all other notices or demands of every kind and the right to plead the statute of limitations as a defense to any action hereunder. No delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of such rights.

7.	Sale of the Borrower.

(i)	In the case that Borrower (i) merges with or into, or consolidates with, any other entity, or (ii) directly or indirectly sells all or substantially all of its assets, whether in one or a series of transactions, then all amounts payable by the Borrower to Lender under this Note shall become immediately due and payable.

8.	Certain Representations and Warranties.

(i)	Borrower hereby represents, warrants and covenants to Lender that:

a)	Borrower is duly organized, validly existing and (as applicable) in good standing within the jurisdiction of its formation, organization or incorporation, and has all requisite power and authority to own its assets and conduct its business;

b)	Borrower has the power and legal right to execute and deliver this Note and to perform its obligations hereunder;

c)	Borrower has taken all action necessary for the authorization, execution, delivery, and performance of this Note, and upon the Borrower’s execution and delivery, this Note will constitute the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and general principles of equity;

d)	None of the execution or delivery by Borrower of this Note, the fulfillment of the terms hereof by Borrower or the consummation by Borrower of the transactions contemplated hereby have resulted, or will result, in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of Indebtedness, or other agreement of the Borrower or any of its subsidiaries, or the organizational documents of Borrower or any of its subsidiaries, or any rule or regulation of any court or federal, state, local or foreign board or body or administrative agency having jurisdiction over the Borrower or any of its subsidiaries, or over its property or business;

3

e)	Borrower has obtained its Board of Directors approval for this Note;

f)	None of the execution or delivery by Borrower of this Note, the performance by Borrower of its obligations hereunder or the consummation by Borrower of the transactions contemplated hereby requires Borrower to obtain any consent, approval or action of, or to make any filing with or give any notice to, any person or entity; and

(ii)	Lender hereby represents and warrants to Borrower that:

a)	Lender is acquiring this Note for its own account, for investment and not with a view to the distribution thereof within the meaning of the Act;

b)	Lender understands that this Note has not been registered under the Act, by reason of its issuance by Borrower to Lender in a transaction exempt from the registration requirements of the Act; and that this Note must be held by Lender indefinitely unless a subsequent disposition thereof is registered under the Act or is exempt from such registration;

c)	Lender has received all information as Lender has deemed necessary or appropriate in evaluating the purchase of this Note; and

d)	Lender is an “accredited investor” as defined in Rule 501(a) promulgated under the Act.

9.	Certain Covenants and Agreements.

So long as any amounts are outstanding under this Note, Borrower shall deliver to Lender upon Lender’s written request (including e-mail form):

(i)	within 90 days after the end of each fiscal year of Borrower, an unaudited (or, if available, audited) consolidated balance sheet of Borrower as of the last day of such fiscal year, together with an unaudited (or, if available, audited) consolidated income statement and statement of cash flow of Borrower with respect to such fiscal year;
(ii)	such other information regarding Borrower, its subsidiaries and their respective businesses as Lender shall reasonably request from time to time; and
(iii)	within five (5) business days after such occurrence, written notice of the occurrence of (A) any Event of Default, or (B) any event, act, omission, circumstance or thing that, with or without notice or the passage of time, and without giving effect to any cure or grace period applicable thereto, would, or would reasonably be expected to, constitute an Event of Default.

4

10. Notices. All notices and other communications provided for hereunder shall be in writing (including email) and shall be sent by (a) registered or certified mail postage prepaid, return receipt requested, (b) messenger, (c) facsimile or (d) email to the party to whom addressed at the following respective mailing addresses, facsimile numbers or email addresses or to such other mailing address, facsimile number or email address as the party affected may hereafter designate:

(i)	If to Borrower:

Until 12/31/19:

The Glimpse Group, Inc.

70 West 40th St, 16th Fl

New York, NY 10018

Attention: Lyron Bentovim

Email: Lyron@TheGlimpseGroup.com

After 12/31/19:

The Glimpse Group, Inc.

15 West 38h St, 9th Fl

New York, NY 10018

Attention: Lyron Bentovim

Email: Lyron@TheGlimpseGroup.com

(ii)	If to Lender:

Name:

Address:

Email:

11. Security. The Note is an unsecured obligation of the Borrower and is not secured by any liens or security interests in, on or covering any assets of the Company

12. Severability. If any provision of this Note is contrary to, prohibited by or deemed invalid under any applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect as far as possible.

13. Amendment and Waiver. This Note or any portion therein, may only be amended or waived upon the joint written consent of the Borrower and seventy five (75) percent of Lenders in the Convertible Note Round, as calculated by aggregate amounts invested in the round (the “Majority”).

14. Expenses. Except as otherwise provided in this Note, each party hereto shall bear and pay its own fees, costs and expenses incident to preparing, entering into and carrying out this Note and to consummating the transactions contemplated hereby.

15. Successors and Assigns. Borrower may not assign its rights or delegate its duties under this Note (by merger, consolidation, operation of law or otherwise) without the prior written consent of the Majority and any purported assignment or delegation made without such consent shall be null and void ab initio. Lender may freely assign its rights under this Note with prior written consent of Borrower. Following any assignment by Lender of its rights under this Note, the assignee shall be deemed to be the “Lender” hereunder.

16. Governing Law. This Agreement, and all other disputes or issues arising from or relating in any way to the Company’s relationship with Employee, shall be governed by the internal laws of the State of New York, irrespective of the choice of law rules of any jurisdiction. Any dispute shall be brought before the state and federal courts located in New York City, New York, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.

5

17. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

18. Enforcement Expenses. Borrower shall indemnify and hold Lender harmless from and against all losses, claims, expenses and liabilities (including, without limitation, attorneys’ fees and expenses) incurred from time to time by Lender with respect to any enforcement of this Note.

19. Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from Lender with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a customary indemnity, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, Borrower shall issue to Lender a new promissory note, of like tenor and amount, in replacement of such lost, stolen, destroyed or mutilated Note.

20. Headings. The heading of the sections, paragraphs and provisions of this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note.

[Signature page follows]

6

Borrower has executed and delivered this Note to Lender as of the Closing Date.

The Glimpse Group, Inc.

By:
Name:	Lyron Bentovim
Title:	President & CEO

Accepted By Lender as of the Closing Date:

By:
Name:

7